UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 26, 2011
LogMeIn, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34391	20-1515952

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

500 Unicorn Park Drive
Woburn, Massachusetts		01801

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (781)-638-9050
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
SIGNATURE

Item 5.07 Submission of Matters to a Vote of Security Holders.
LogMeIn, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders on May 26, 2011. Proxies for the meeting were solicited in accordance with the Securities Exchange Act of 1934. At the annual meeting, the stockholders of the Company voted on the following proposals:
I.	To reelect the following persons as class I directors for a three-year term expiring in 2014. Each nominee for director was elected by a vote of the stockholders as follows:

			Broker Non-
	For	Withheld	Votes
Steven Benson	19,208,543	174,366	953,075
Michael Christenson	19,211,533	171,376	953,075
II.	To ratify the appointment of Deloitte & Touche LLP as independent registered public accountants for the year ending December 31, 2011. The proposal was approved by a vote of stockholders as follows:

			Broker Non-
For	Against	Abstentions	Votes
19,935,396	394,654	5,934	—
III.	To approve, on an advisory basis, the compensation of the company’s named executive officers, as disclosed in the proxy statement for the 2011 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure. The proposal was approved by a vote of stockholders as follows:

			Broker Non-
For	Against	Abstentions	Votes
16,932,107	2,442,447	8,355	—
IV.	To recommend that the frequency of future advisory votes on the compensation of named executive officers be set at once every year. The proposal was approved by a vote of the stockholders as follows

FOR one year	18,111,139

FOR two years	3,610

FOR three years	1,264,035

ABSTAIN	4,125

Based on the recommendation of the Board of Directors in the proxy statement for the annual meeting and the voting results with respect to the non-binding advisory vote to determine the frequency of future advisory votes on executive compensation, on May 26, 2011 the Board of Directors resolved that the Company will hold an advisory vote on executive compensation annually.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGMEIN, INC
Date: May 31, 2011	By:	/s/ Michael K. Simon
Michael K. Simon
President and Chief Executive Officer